Exhibit 99.1

Audited financial statements for the years ended December 31, 2006 and 2005, and unaudited statements for the interim periods ended March 31, 2006 and 2007

 LIBERATOR MEDICAL SUPPLY, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

INDEX

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS	3

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	4

STATEMENTS OF CASH FLOWS	5-6

NOTES TO FINANCIAL STATEMENTS	7-18

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. HIGHWAY 1, SUITE 100
NORTH PALM BEACH, FLORIDA 33408
(561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.	FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.

*Regulated by the State of Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee
Liberator Medical Supply, Inc.
Stuart, Florida

We have audited the accompanying balance sheets of Liberator Medical Supply, Inc. as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberator Medical Supply, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the company’s current liabilities exceed current assets by $840,000 and has incurred a net operating loss since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wieseneck, Andres & Company, P.A.

North Palm Beach, Florida
April 27, 2007

Liberator Medical Supply, Inc.
Balance Sheets
December 31, 2006 and 2005

Assets
	2006	2005
Current Assets
Cash	$124,309	$	$ 219,272
Accounts receivable, net of allowance for doubtful
accounts of $300,000 and $685,001	696,951		821,215
Prepaid expenses	12,655		32,089
Inventory	307,667		307,630
Deferred compensation	44,800		-
Deferred advertising, current	110,886		61,855

Total Current Assets	1,297,268		1,442,061

Property and Equipment, net of accumulated
depreciation of $305,932 and $397,155	599,802		287,141

Other Assets
Deferred advertising	90,960		53,750
Intangible assets, net of accumulated amortization of $9,849
and $2,822	29,583		24,485
Deposits	65,051		86,375

Total Other Assets	185,594		164,610

Total Assets	$2,082,664	$	$ 1,893,812

Liabilities and Stockholders' Equity

Current Liabilities
Notes payable	$300,312		$27,000
Accounts payable	496,646		282,330
Accrued liabilities	93,817		28,292
Short-term convertible debt	1,190,599		-
Current portion notes payable	683		78,322
Current portion capital leases	13,213		15,102

Total Current Liabilities	2,095,270		431,046

Long-Term Debt and Capital Leases	1,791,966		1,744,413

Total Liabilities	3,887,236		2,175,459

Stockholders' Equity
Common stock, no par value, 100,000,000 shares authorized,
21,724,084 and 20,986,419 shares issued and outstanding	5,011,977		4,335,911
Retained earnings (deficit)	(6,816,549)		(4,617,558)

Total Stockholders' Equity (Deficit)	(1,804,572)		(281,647)

Total Liabilities and Stockholders' Equity	$2,082,664		$1,893,812

The accompanying notes are an integral part of these financial statements.

Liberator Medical Supply, Inc.
Statement of Operations
For the years ended December 31, 2006 and 2005

	2006	2005

Sales	$2,841,529	$2,676,372

Cost of Sale	1,435,915	1,282,063

Gross Profit	1,405,614	1,394,309

General and Administrative
Payroll and payroll benefits	1,695,263	1,229,804
Advertising	161,177	146,438
Insurance	47,821	37,214
Interest	241,142	174,347
Rent	398,684	279,377
Professional Fees	192,491	-
Bad debts	363,861	227,698
Administrative	497,490	372,552
Taxes	6,676	24,346

Total Operating Expenses	3,604,605	2,491,776

Loss from Operation	(2,198,991)	(1,097,467)

Provision for Income Taxes (Benefit)	-	-

Net Loss	$(2,198,991)	$(1,097,467)

Basic and diluted loss per common share	$(0.10)	$(0.06)

Weighted average of common shares outstanding	21,525,000	19,393,600

The accompanying notes are an integral part of these financial statements.

Liberator Medical Supply, Inc.
Statement of Changes in Stockholders' Equity
For the years 2006 and 2005

				Total
	Common Shares	Common Stock	Retained	Stockholders'
	Outstanding	No Par Value	Deficit	Equity

Balance at December 31, 2004	17,365,667	$2,105,519	$(3,520,091)	$(1,414,572)

Sale of common stock, net of
$97,200 cost of sale	3,091,514	2,000,058	-	2,000,058

Conversion of debt to equity	228,571	80,000	-	80,000

Warrants exercised	300,667	150,334	-	150,334

Net loss	-	-	(1,097,467)	(1,097,467)

Balance at December 31, 2005	20,986,419	4,335,911	(4,617,558)	(281,647)

Sale of common stock, net of
$7,400 cost of sale	379,999	381,933	-	381,933

Warrants exercised	257,666	249,333	-	249,333

Stock issued for services	100,000	44,800	-	44,800

Net loss	-	-	(2,198,991)	(2,198,991)

Balance at December 31, 2005	21,724,084	$5,011,977	$(6,816,549)	$(1,804,572)

The accompanying notes are an integral part of these financial statements.

Liberator Medical Supply, Inc.
Statements of Cash Flows
For the years ended December 31, 2006 and 2005

	2006	2005
Cash flow from operating activities
Cash received from customers	$2,950,175	$2,043,349
Interest Income	25	-
Cash paid to employees and suppliers of goods
and services	(4,487,102)	(3,545,746)
Interest paid	(203,602)	(191,175)
Income taxes paid	-	-

Net Cash Flows Used in Operating Activities	(1,740,504)	(1,693,572)

Cash flows from investing activities
Purchase of equipment, leasehold improvements	(391,001)	(8,333)
Purchase of intangible assets	(12,124)	(27,307)

Net Cash Flows Used in Investing Activities	(403,125)	(35,640)

Cash flows from financing activities
Proceeds from sale of stock	389,333	2,000,058
Proceeds from warrants exercised	249,333	150,334
Proceeds of loans from stockholders	-	30,000
Proceeds from short-term notes	25,000	-
Proceeds from bridge loans	1,387,363	-
Proceeds from notes payable	94,435	-
Payments on notes and loans payable	(50,388)	(179,051)
Payments on capital leases	(24,762)	(34,686)
Payments on transportation capital leases	(11,648)	(24,035)
Payments on short-term notes	(10,000)	(50,600)

Net Cash Flows Provided by Financing Activities	2,048,666	1,892,020

Net increase (decrease) in cash	(94,963)	162,808

Cash at beginning of year	219,272	56,464

Cash at end of year	$124,309	$219,272

The accompanying notes are an integral part of these financial statements.

Liberator Medical Supply, Inc.
Statements of Cash Flows
For the years ended December 31, 2006 and 2005

Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities

	2006	2005

Net Loss	$(2,198,991)	$(1,097,467)
Add items not requiring outlay of cash:
Depreciation	65,562	60,000
Amortization	7,026	93,365
Bad debts	385,001	227,689
Loss on abandonment of leasehold improvements	12,777	-
Cash was increased by
Decrease in prepaid expenses	19,434	-
Decrease in deposits	21,324	-
Increase in accounts payable	214,306	-
Increase in accrued expenses	65,525	-
Increase in accrued interest	37,540	-
Cash was decreased by
Increase in net accounts receivable	(238,930)	(633,014)
Increase in prepaid expenses	-	(5,645)
Increase in inventory	(37)	(49,076)
Increase in deferred compensation	(44,800)	-
Increase in deposits	-	(58,665)
Increase in deferred advertising	(86,241)	(67,962)
Decrease in accounts payable	-	(45,893)
Decrease in accrued expenses	-	(100,076)
Decrease in accrued interest	-	(16,828)

Net Cash Flows Used in Operating Activities	$(1,740,504)	$(1,693,572)

Non cash transactions
An $80,000 debenture was converted to common stock
in February 2005	$-	$80,000

100,000 shares of common stock were issued to a new
employee as a signing bonus	$44,800	$-

The accompanying notes are an integral part of these financial statements.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 1 - Summary of significant accounting policies:

Nature of operations:
Liberator Medical Supply was incorporated in the State of Florida in July 1999. We are a provider of direct-to-consumer durable medical supplies primarily to seniors. On December 7, 2004, the company changed its tax status from a Subchapter S corporation, where its profits, losses and other tax items flow through to the stockholders, to a C corporation. About seventy-five percent of our revenue is derived from four product lines, Diabetes, Urological, Ostomy, and Mastectomy. We provide a simple and reliable way for our patients to obtain their supplies. We communicate directly with our patients and their physicians regarding patients’ prescriptions and supply requirements on a regular basis and we bill Medicare and third-party insurers on behalf of our patients. We market our products directly to consumers primarily through targeted media, direct-response television advertising and direct-response print advertising to patients throughout the United States. Our patient service representatives are specifically trained to communicate with patients, in particular seniors, helping them to follow their doctors’ orders and manage their chronic diseases. Our operating platforms enable us to efficiently collect and process required documents from physicians and patients and bill and collect amounts due from Medicare, other third party payers and directly from patients.

Basis of Accounting and Use of Estimates
The Company’s policy is to prepare its financial statements in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting which records items under historical costs and sometimes requires the use of estimates and assumptions. The accrual basis of accounting records revenue in the period in which earned rather than when received and records expenses in the period in which incurred rather than when paid. The estimates and assumptions used could affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
For purposes of reporting cash flows, cash equivalents include money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.

Accounts Receivable
The Company carries its trade accounts receivable at cost less an allowance for doubtful accounts. Management closely monitors outstanding accounts receivable and charges the allowance account for any balances that are determined to be uncollectable. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections and current credit conditions.

The bad debts written off against the allowance for doubtful accounts and bad debt expense in 2006 and 2005 respectively was $748,865 and $117,488.

Inventories
Inventories are stated at the lower of a modified cost basis or market determined by the first-in, first-out (FIFO) method. As new items are purchased for inventory, the cost basis of any identical item from previous purchases that remain inventoried, are increased to the cost basis of the newly acquired item. Generally these inventory items have a low cost basis. The larger items of value in inventory having serial numbers are valued based on specific identification. These items would include wheel chairs, motorized scooters, bed lifts, etc.

Advertising Costs
Advertising costs are amortized over the estimated life those expenses provide to the Company. In the first year, 53% of the initial expense is amortized over twelve months on a straight-line basis. In the second, third and fourth years, 25%, 14% and the final 8%, respectively, are also amortized over twelve months on a straight-line basis. $229,240 of advertising costs were charged to deferred advertising in 2006 and $158,506 in 2005. In 2006 and 2005, $143,000 and $90,304 of the deferred advertising costs were amortized and charged to expense.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 1 - Summary of significant accounting policies, continued
Amortization
The cost of the Companies website, computer software and training guides are being amortized over management’s estimate of their useful life of five years on a straight-line basis. Management reviews these intangible assets at least annually for impairment.

Property and Equipment
Property and equipment are recorded at cost and depreciated over the estimated useful life of the asset on straight-line basis from three to twelve years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments which extend the useful life of the associated asset are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

Shipping and Handling Costs
Shipping and handling costs are not charged to the patients per policy established by Medicare. Shipping and handling costs in 2006 and 2005 in the amount of $114,465 and $89,588 respectively are included in the cost of sales.

Revenue Recognition
The Company recognizes income from the sale of its medical products in two ways. The sale of medical supplies or equipment from its retail store is recognized when the sale takes place (Point of Sale, POS). Generally, no Medicare or third party (private insurance) assignment is accepted by the Company on these sales.

An “assignment” is the amount Medicare or a private provider will pay the Company for a particular medical supply or service. The Company will not record a sale of an “assignment” amount until all of the proper documentation such as prescriptions, Certificate of Medical Need, etc., are received from the patient or attending physician. When all documentation is received, the “assignment” amount is charged to sales and an accounts receivable account due from the provider. “Assignment” sales are usually recorded within five days of the order.

Concentration of Credit Risk from Cash Deposits in Excess of Insured Limits
The Company maintains cash balances at two financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At times the Company may exceed these limits.

Reclassification of Financial Statement Presentation
Certain reclassifications have been made to the 2005 combined financial statements in order to conform with the 2006 combined financial statement presentation. Such reclassifications have no effect on net income as previously reported.

NOTE 2 - Change of Tax Status
The Company changed its federal Corporate income tax filing status on December 7, 2004 from a Subchapter S Corporation to a C Corporation. Net operating losses and other specifically identifiable tax items in an S Corporation flow through to and were used by the stockholders to reduce their personal taxable income.

Net operating losses in a C Corporation remain in the Corporation and are used to offset future years net operating income for federal and Florida corporate income tax purposes.

NOTE 3 - Deferred Compensation
The Company issued 100,000 shares of its common stock as a signing bonus to a new employee in December 2006. The common shares of the Company are not publicly traded. In accordance with a Private Placement Memorandum (PPM) dated May 15, 2006, shares of the Company’s common stock were to be sold for $1.60 a unit (a unit equals two shares). No common shares of the company were sold subsequent to approximately May 10, 2006. Management determined that applying a discount of 30% to the gross value of $80,000 for a lack of marketability and a 20% minority discount to the remaining value was appropriate. The deferred compensation will be taken as a period expense over the next twelve (12) months.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 4 - Property and Equipment
Property and equipment, at cost, as of December 31, 2006 and 2005 consists of the following:

	2006	2005

Leased equipment	$387,238	$292,803
Transportation equipment	94,510	94,510
Office furniture	53,009	50,850
Computer equipment	24,115	66,853
Telephone equipment	26,581	26,581
Rental equipment	18,329	106,247
Leasehold improvements	280,284	43,558
Signage	21,668	2,894

Total Property and Equipment	905,734	684,296
Accumulated Depreciation and Amortization	(305,932)	(397,155)

Net Property and Equipment	$599,802	$287,141

The depreciation expense and amortization of leasehold improvements expense included in the cost of sales for 2006 and 2005 are $61,860 and $3,701, and $60,433 and $1,089 respectively. The leasehold improvements in the amount of $250,800 to the Company's new corporate headquarters are being amortized over forty years on a straight line basis. Amortization expense of the new leasehold improvements was $2,612 in 2006.

Management reviews property and equipment at least annually for impairment.

NOTE 5 - Deposits
Deposits at December 31, 2006 and 2005 consist of the following:	2006	2005

Deposits on leased equipment	$8,587	$1,987
Building rent deposits	50,859	55,817
Utility deposits	5,605	3,570
Deposit on construction contract	-	25,000

Total Deposits	$65,051	$86,374

NOTE 6 - Intangible Assets
The following finite intangible assets acquired in 2006 and 2005 are being amortized over sixty months on a straight line basis consist of the following:
	2006	2005

Web Site	$5,500	$5,500
Server Software	30,807	21,807
Training guides	3,125	-

Total	39,432	27,307
Accumulated Amortization	(9,849)	(2,822)

Net Intangible Assets	$29,583	$24,485

NOTE 7 - Short-term Convertible Debt
In order for the Company to fund operations until the Private Placement and Merger (see Note 13) are completed, the Board of Directors authorized the Company to borrow funds in the form of bridge loans.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 7 - Short-term Convertible Debt, continued

At December 31, 2006, the Company has borrowed a total of $1,137,363 from investors in the form of short-term bridge loans. Interest at 10% per annum, compounded annually, accrue from the loan closing dates. Upon closing of the merger, all amounts outstanding shall automatically be converted into shares of the public company at a conversion price of $.80 per share. Unless the loans are earlier accelerated pursuant to the terms noted above, interest shall be paid monthly beginning 30 days from the closing of the merger, and the balance thereon shall be due and payable in full on the earlier of (a) a date one year from the date of the loan closing date or (b) the closing date of the merger. In the event that the merger is not consummated within 180 days after the loan closing date, the lender shall extend the maturity date to 360 days after the loan closing date with interest-only payments due on a monthly basis in arrears on the first business day of the month with a balloon payment due upon the maturity date. The repayments of the loans are collateralized by a continuing security interest in all presently existing and acquired assets and property of the Company. On the closing date of the merger, the Company will issue warrants to the lenders, which are immediately convertible, on a one for one basis equal to the number of shares received upon conversion of the loan amount, to acquire shares of the public company at an exercise price $1 per share. $53,236 of accrued interest is included in the outstanding balance.

NOTE 8 - Short-term Notes Payable	2006	2005
A 30% note payable with interest payable six months from the loan closing date. Interest on the loan shall be paid in the Company's com-
mon stock. The total number of common shares that can be issued to pay interest is 43,000. The note matures six months from the loan clos-
ing date or approximately June 5, 2007. Accrued interest of $6,700 is
included in the principal balance outstanding at December 31, 2006.	$256,700	$-

A bridge loan dated October 24, 2004 from a finance company with no stated terms, collateralization or interest. The loan was granted by a federal agency and was for emergency hurricane repairs and maintenance. The loan is personally guaranteed by the principal
stockholder of the Company and was paid in full in 2006.	-	10,000

An 8% 180 day note payable dated August 26, 2004. Accrued and unpaid interest included in the balance at December 31, 2006 is $400.
The note is non-collateralized and due on demand.	5,400	5,000

Three 8% note payables from stockholders of the Company. The loans are noncollateralized and due on demand. Accrued and unpaid
interest included in the balance at December 31, 2006 is $1,212.	38,212	12,000

Total Short-Term Notes Payable	$300,312	$27,000

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 9 - Long-Term Debt
Long-term debt at December 31, 2006 and 2005 consisted of the following:

NOTES AND INSTALLMENT NOTES PAYABLE			2006	2005
Four accounts payable from vendors were converted to notes
payable at varying interest rates. The notes were
non-collateralized and due on demand. The payments of principal and interest were agreed upon by the parties in advance. The
notes were fully paid in 2006.			$-	$65,991

A 7% installment note collateralized by transportation equipment.
The monthly payments of principal and interest are $707. The note
matured in January 2007.			683	12,331

Subtotal notes payable			683	78,322

CAPITAL LEASES PAYABLE
A 25% capitalized lease collateralized by inventory with monthly payments of principal and interest of $1,987. The lease matured
in November 2006.			-	19,343

Three capitalized leases with interest ranging from 24.8% to 28.4%. The combined monthly payments of principal and interest are $3,034. The amount of equipment and furniture capitalized with the leases was $10,495, $45,580 and $38,360. Two installment leases
mature in August 2010 and the third lease matures July 2011.			89,015	-

Subtotal capital leases payable			89,015	19,343

STOCKHOLDER NOTES PAYABLE
The stockholder loans payable at December 31, 2006 and 2005
consisted of various 8% notes payable to the principal stockholder of the Company. The principal stockholder of the Company has committed not to call any of his notes payable in the near future. The notes payable are non-collateralized and due on demand. Included in the balance at December 31, 2006 and 2005 is accrued interest of
$51,515 and $75,553.			1,716,164	1,740,202

Total long-term debt			1,805,862	1,837,867

Less current portion			13,896	93,454

Net long-term debt			$1,791,966	$1,744,413

The following is a schedule of the payout of the capitalized leases for the following five years:

	2007	$13,213
	2008	18,570
	2009	24,183
	2010	24,450
	2011	8,599
	TOTAL	$89,015

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 10 - Income Taxes
No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company’s net operating loss carry forward as of December 31, 2006 totals approximately $3,100,000. These carry forwards, which will be available to offset future taxable income, expire beginning in December 31, 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes (FASB 109). Under FASB 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

NOTE 11 - Diluted Loss Per Common Share
The computation of diluted loss per share for the twelve months ended December 31, 2006 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an antidilutive effect on loss per share. In accordance with generally accepted accounting principles, diluted loss per share is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items. There are six million eight hundred fifty-eight thousand seven hundred thirty-five (6,858,735) potentially dilutive shares outstanding at December 31, 2006. See Notes 7, 8 and 16.

NOTE 12 - Deferred Tax Asset
Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets is as follows:

December 31, 2006

Loss carry forward for tax purposes	$3,100,000

Deferred tax asset (35%)	$1,085,000
Valuation allowance	(1,085,000)

Net deferred tax asset	$-0-

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company’s net operating loss carry forward as of December 31, 2006 was approximately $3,100,000. These carry forwards, which will be available to offset future taxable income, will expire through the year 2024. The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward had been fully reserved.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 13 - Agreement and Plan of Merger
The Company has an unsigned AGREEMENT AND PLAN OF MERGER preliminarily dated April 2007. The parties to the merger will consist of the “Parent” corporation, incorporated in the state of Nevada, and its wholly owned subsidiary, “Merger Sub,” incorporated in the state of Florida and Liberator Medical Supply, Inc., the “Company.” At the effective date of the merger, the Merger Sub will merge into Liberator Medical Supply, Inc.
and this company will be the sole surviving wholly owned subsidiary of Parent and will continue to be called Liberator Medical Supply, Inc. Parent will change its name to Liberator Medical Supply International, Inc. The directors and officers of the Company will be the directors and officers of the Parent. Outstanding shares of common stock of the Company at the date of the merger will be converted, one for one, to an equal number of shares of the Parent. The Parent will assume the Company’s Stock Plan and each outstanding option to purchase shares of the Company Common Stock, whether or not vested or exercisable, shall be assumed by the Parent and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions were applicable under such assumed option, one share of the Parent Common Stock.

The shares of the Parent common stock issued to shareholders of the Company as preferred merger consideration and common merger consideration will be restricted securities within the meaning of Securities and Exchange Commission Rule 144. The authorized capital stock of the Liberator Medical Supply will consist of one hundred million shares of Common Stock, no par value of which one share will be validly issued and outstanding and the Parent will be the sole shareholder of the Company.

The post-merger capitalization of the Parent will consist of one hundred million (100,000,000) shares of $.001 par value stock. Twenty-seven million eight hundred fourteen thousand eighty-four (27,814,084) will be issued and outstanding, and of those issued and outstanding, twenty-two million five hundred forty-nine thousand eighty-four (22,549,084) shares will be issued and outstanding to the existing holders of the Company’s common stock, warrants, options and convertible debt at the effective time.

At the effective date of the merger, each debenture, warrant, option and other Stock Purchase Rights with respect to shares of Company Common Stock granted and unexercised immediately prior to the date of merger, vested or unvested, shall be converted into a like right to purchase the same number of shares of Parent common stock on the same terms and conditions as such stock purchase rights.

The Parent company is a reporting shell company and represents that at the time of closing it will have no assets or liabilities other than those that are reflected in its audited financial statements.

An unaudited consolidated balance sheet at December 31, 2006 and a consolidated statement of operations for the three months ended December 31, 2006 for Cardiff Communications, Inc. is as follows:

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 13 - Agreement and Plan of Merger, continued
Cash and FCC licenses	$3,849

Current Liabilities
Accounts and Interest Payable	$71,962
Note Payable	206,464
Total Liabilities	278,426

Stockholders' Deficit
Common Stock, $.001 par value,
200 million shares authorized,
10,239,499 shares issued and
outstanding	10,240
Paid in Capital	(34,970)
Retained Deficit	(249,847)
Total Stockholders' Deficit	(274,577)

Total Liabilities and Stockholders'
Deficit	$3,849

Statement of Operations

General and Administrative	$1,118
Interest	3,175
Net Loss	$4,293

Weighted Average Shares
Outstanding	$10,239,499

The terms and conditions of the unsigned AGREEMENT AND PLAN OF MERGER are subject to change.

NOTE 14 - Leases Obligations
The Company is currently obligated to three operating leases for facilities relating to the operation of its business.

The Company is currently leasing its administrative offices on a month-to-month basis until the build out of its leasehold improvements on its new facilities are completed. Monthly rent is $4,832 plus sales tax.

The Company is obligated to a thirty-six month lease for its retail show room and storage facility through January 31, 2006 with an option to renew for an additional three years. Monthly rent is $7,571 plus sales tax. The lease is subject to a 4% annual increase.

The Company is also obligated to a seventy-five month lease for its new corporate offices and warehouse facility. The lease shall commence once the interior build out is complete and the Certificate of Occupancy is obtained. The rent for the first three months is free. The monthly rent for the next 12 months is $17,110. The rent thereafter will increase 5% annually.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 14 - Leases Obligations, continued
The following is a schedule of lease payments the Company is obligated to for the following five years and thereafter:

2007	$323,966
2008	339,178
2009	251,768
2010	254,800
2011	267,530
Thereafter	160,510
$1,597,752

NOTE 15 - Going Concern
Although Liberator Medical Supply, Inc. has not achieved profitability in any of its years of operation, we believe that significant progress has been made in preparing the Company to achieve profitability and a high percentage of revenue growth. Our infrastructure is in place to take us to a revenue stream that will allow us to be profitable and beyond. The current portion of long-term debt consists of primarily Shareholder debt ($1,664,669) which the founder and majority shareholder, Mark Libratore, does not plan on calling the notes due if that would cause the Company to not meet current liabilities or jeopardize the Company as a going concern. The Company has been successful in raising additional capital to fund the current losses. In addition to funding the losses, the Company has been able to increase revenues through increased advertising which should result in increasing revenues to the point of profitability for the Company.

NOTE 16 - Warrants and Options
Warrants
The Company issued warrants to the stockholders who acquired common stock in 2004 and 2005. The warrants allowed the purchasers of common stock to acquire an equal number of common shares at half of the price the purchasers of common stock paid for their common stock. 33,333 warrants outstanding at December 31, 2006 expire in August, 2007. A summary of warrants issued, exercised and expired is as follows:

Balance at January 1, 2005	365,667

Issued in 2005	477,666

Exercised	(300,667)

Expired	(65,000)

Balance at December 31, 2005	477,666

Issued in 2006	-

Exercised	(257,666)

Expired	(186,667)

Balance at December 31, 2006	33,333

The Company will issue approximately 1.1 million warrants to the holders of the short-term bridge loans when those debts are converted to equity on the date of merger, see Note 7. The warrants will be convertible to common voting stock at $1 per share and are exercisable for a period of three years after issuance.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 16 - Warrants and Options, continued
Each warrant will be callable by the Company at a price of $.001 per warrant if the common stock underlying the warrants has been registered for resale and the Company’s common stock has traded at or above $2 per share for thirty days.

Options
The Company has been funded from operating revenues, from loans made by the Company’s founder, principal shareholder and President, Mark Libratore, in the amount of $3,254,002. Of that amount, Mr. Libratore converted $1,589,353 into paid-in capital of the Company, and so there remain outstanding to him loans in the principal amount of $1,664,649 plus accrued interest. The terms of such loans were approved by the Company’s board of directors, of which Mr. Libratore is the sole member. In connection with Mr. Libratore’s conversion of $1,589,353 of debt to equity and under the terms of the Private Placement and Merger Agreement, see Note 13, Mr. Libratore is to receive 620,000 options in March 2007 and beginning on June 1, 2007, 356,455 options monthly until a total number of 4,541,009 options are received. The exercise price of the option is $.0001. All previous agreements between the Company and Mr. Libratore relating to the conversion of debt to equity are rescinded. There can be no assurance that the terms of such loans, including the terms of conversion of loans into Common Stock and the options granted by Mr. Libratore on conversion, are those that could have been obtained in a transaction among unrelated parties.

NOTE 17 - Subsequent Events
The Company instituted a 401(K) in early 2007. The Company at its sole discretion may contribute to each participants account a percentage of the participant’s effective deferral. The matching contribution, if any, will be determined at the end of the Plan year.

Employees with one year of service can elect to defer a minimum of 1% and up to a maximum of 90% of their annual wages into the plan. The vesting schedule for the employees matching portion is based upon a graded vesting schedule.

NOTE 18 - Related Party Transactions
In 2005, a stockholder loaned the Company $20,000. The Company repaid two stockholders who had lent funds to the Company in the current and prior year a total of $13,000.

In 2004, the principal stockholder lent the Company a total of approximately $1,385,000, see Note 13, and a second stockholder lent the Company $20,000. The second stockholder was repaid $15,000 of the total funds he lent the Company to date.

The Company uses the services of Liberator Services, Inc. (Services), a for profit company, to process the payroll for Liberator Medical Supplies, Inc. Under this arrangement, the Company is able to reduce its workman’s compensation premiums. Services is owned by the majority stockholder and two other stockholders of the Company.

An immediate family member of the principal stockholder loaned the Company $6,000 in 2003, $10,000 in 2004 and $10,000 in 2005. The family member was repaid $16,000 in 2004 and $10,000 in 2005. No loans payable were outstanding to the immediate family member at the end of 2006 or 2005.

NOTE 19 - Recent Accounting Pronouncements
The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 1, 2002. The adoption of SFAS No. 143 had no impact on the Company’s operating results or financial positions.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 19 - Recent Accounting Pronouncements, continued
The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived asset. An impairment loss is recognized if the carrying amount of a long-lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group.

Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized. The Company adapted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company’s operating results or financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of the FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (SSFAS No. 145). SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 was adopted on June 1, 2003 and did not have a material effect on the Company’s financial position or results of operations.

The FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and is effective for financial instruments entered into after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The Company has adopted SFAS No. 150 and the adoption has had no impact on the Company’s operating results or financial position.

Statement of Financial Accounting Standards No. 151, Inventory Costs, is an amendment of ARB No. 43, Chapter 4 and is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. This statement amends ARB 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company adopted SFAS No. 151 for the year 2005. The adoption of SFAS No. 151 has no impact on the Company’s operating results or financial positions.

Statement of Financial Accounting Standards No. 152, Accounting for Real Estate Time-Sharing Transactions, is an amendment of FASB Statements No. 66 and 67 and has no impact on the Company’s financial position.

Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, was issued in December 2004. The guidance in APB No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has adopted SFAS No. 153. The adoption of SFAS No. 153 has no impact on the Company’s operating results or financial positions.

Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections, was issued in May 2005. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 19 - Recent Accounting Pronouncements, continued
When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate by a change in accounting principle. This Statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement also carries forward the guidance in Opinion 20 requiring justification of a change in accounting principle on the basis of preferability. The Company has adopted SFAS No. 154.

Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments, was issued in February 2006. This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principle-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Company has adopted SFAS No. 155 in the first quarter of 2006. The adoption of SFAS No. 155 has no impact on the Company’s operating results or financial position.

Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets, was issued in March 2006. This Statement requires an entity to recognize a servicing asset, a contract to service financial assets under which the estimated future revenues from contractually specified servicing fees, late charges, and other ancillary revenues are expected to more than adequately compensate the servicer for performing the servicing, or servicing liability, a contract to service financial assets under which the estimated future revenues from contractually specified servicing fees, late charges, and other ancillary revenues are not expected to adequately compensate the servicer for performing the servicing, each time it undertakes an obligation to service a financial asset by entering into a servicing contract. The Company adopted SFAS No. 156 in the first quarter of 2006. The adoption of SFAS No. 156 has no impact on the Company’s operating results or financial position.

 LIBERATOR MEDICAL SUPPLY, INC.

FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

INDEX

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS	3

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	4

STATEMENTS OF CASH FLOWS	5-6

NOTES TO FINANCIAL STATEMENTS	7-18

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. HIGHWAY 1, SUITE 100
NORTH PALM BEACH, FLORIDA 33408
(561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A. PAUL M. WIESENECK, C.P.A. *Regulated by the State of Florida	FAX (561) 626-3453

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee
Liberator Medical Supply, Inc.
Stuart, Florida

We have reviewed the accompanying balance sheet of Liberator Medical Supply, Inc. as of March 31, 2007 and the related statements of income, stockholders’ equity, and cash flows for the three-month periods ended March 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

The balance sheet at December 31, 2006 was audited by us and we expressed an unqualified opinion on it in our report dated April 27, 2007, but we have not performed any auditing procedures since that date.

/s/ Wieseneck, Andres & Company, P.A.

North Palm Beach, Florida
June 19, 2007

Liberator Medical Supply, Inc.
Balance Sheets
March 31, 2007 and December 31, 2006

Assets
	2007	2006
Current Assets
Cash	$70,774	$124,309
Accounts receivable, net of allowance for doubtful accounts of $244,525 and $300,000	604,621	696,951
Prepaid expenses	-	12,655
Inventory	283,740	307,667
Deferred compensation	33,600	44,800
Deferred advertising, current	101,623	110,886

Total Current Assets	1,094,358	1,297,268

Property and Equipment, net of accumulated depreciation of $326,932 and $305, 932	595,098	599,802

Other Assets
Deferred advertising	76,400	90,960
Intangible assets, net of accumulated amortization of $14,970 and $9,849	24,462	29,583
Deposits	65,169	65,051

Total Other Assets	166,031	185,594

Total Assets	$1,855,487	$2,082,664

Liabilities and Stockholders' Equity

Current Liabilities
Notes payable	$408,574	$300,312
Accounts payable	441,696	496,646
Accrued liabilities	133,438	93,817
Short-term convertible debt	1,245,302	1,190,599
Current portion notes payable	-	683
Current portion capital leases	13,213	13,213

Total Current Liabilities	2,242,223	2,095,270

Long-Term Debt and Capital Leases	1,829,182	1,791,966

Total Liabilities	4,071,405	3,887,236

Stockholders' Equity
Common stock, no par value, 100,000,000 shares authorized, 22,549,084 and 21,724,084 shares issued and outstanding	5,151,977	5,011,977
Retained earnings (deficit)	(7,367,895)	(6,816,549)

Total Stockholders' Equity (Deficit)	(2,215,918)	(1,804,572)

Total Liabilities and Stockholders' Equity	$1,855,487	$2,082,664

Read accompanying notes and accountant's report.

Liberator Medical Supply, Inc.
Statement of Operations
For the three months ended March 31, 2007 and March 31, 2006

	2007	2006

Sales	$657,877	$649,274

Cost of Sale	318,645	294,055

Gross Profit	339,232	355,219

General and Administrative
Payroll and payroll benefits	440,985	369,954
Advertising	44,602	33,154
Insurance	10,304	15,154
Interest	104,985	36,370
Rent	97,767	107,885
Professional Fees	40,333	42,687
Bad debts	53,670	51,952
Administrative	97,073	112,858
Taxes	859	3,157

Total Operating Expenses	890,578	773,171

Loss from Operation	(551,346)	(417,952)

Provision for Income Taxes (Benefit)	-	-

Net Loss	$(551,346)	$(417,952)

Basic and diluted loss per common share	$(0.03)	$(0.02)

Weighted average of common shares outstanding	21,933,000	21,156,000

Read accompanying notes and accountant's report.

Liberator Medical Supply, Inc.
Statement of Changes in Stockholders' Equity
From December 31, 2005 through March 31, 2007

				Total
	Common Shares	Common Stock	Retained	Stockholders'
	Outstanding	No Par Value	Deficit	Equity

Balance at December 31, 2005	20,986,419	$4,335,911	$(4,617,558)	$(281,647)

Sale of common stock, net of $7,400 cost of sale	379,999	381,933	-	381,933

Warrants exercised	257,666	249,333	-	249,333

Stock issued for services	100,000	44,800	-	44,800

Net loss	-	-	(2,198,991)	(2,198,991)

Balance at December 31, 2006	21,724,084	5,011,977	(6,816,549)	(1,804,572)

Sale of common stock	825,000	140,000	-	140,000

Net loss	-	-	(551,346)	(551,346)

Balance at March 31, 2007	22,549,084	$5,151,977	$(7,367,895)	$(2,215,918)

Read accompanying notes and accountant's report.

Liberator Medical Supply, Inc.
Statements of Cash Flows
For the three months ended March 31, 2007 and March 31, 2006

	2007	2006
Cash flow from operating activities
Cash received from customers	$702,840	$497,969
Interest Income	-	-
Cash paid to employees and suppliers of goods
and services	(974,590)	(886,381)
Interest paid	(104,984)	(36,370)
Income taxes paid	-	-

Net Cash Flows Used in Operating Activities	(376,734)	(424,782)

Cash flows from investing activities
Purchase of equipment, leasehold improvements	(24,977)	(87,653)
Proceeds from sale of equipment	8,681	-

Net Cash Flows Used in Investing Activities	(16,296)	(87,653)

Cash flows from financing activities
Proceeds from sale of stock	140,000	205,333
Proceeds from warrants exercised	-	249,333
Proceeds of loans from stockholders	16,326	-
Proceeds from short-term notes	108,162	-
Proceeds from bridge loans	54,800	-
Proceeds from notes payable and capital leases	24,977	-
Payments on notes and loans payable	(683)	(38,000)
Payments on capital leases	(4,087)	(4,846)
Payments on transportation capital leases	-	(2,203)
Payments on short-term notes	-	(10,000)

Net Cash Flows Provided by Financing Activities	339,495	399,617

Net decrease in cash	(53,535)	(112,818)

Cash at beginning of year	124,309	219,272

Cash at end of period	$70,774	$106,454

Read accompanying notes and accountant's report.

Liberator Medical Supply, Inc.
Statements of Cash Flows
For the quarters ended March 31, 2007 and March 31, 2006

Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities

	2007	2006

Net Loss	$(551,346)	$(417,952)
Add items not requiring outlay of cash:
Depreciation	21,000	15,000
Amortization	5,122	1,365
Bad debts	53,670	51,952
Amortization of deferred compensation	11,200	-
Cash was increased by
Increase in accounts payable	-	40,285
Increase in accrued expenses	39,621	50,151
Decrease in prepaid expenses	-	12,089
Decrease in accounts receivable	38,660	-
Decrease in prepaid expenses	12,655	-
Decrease in inventory	23,927	-
Decrease in deferred advertising	23,823	-
Cash was decreased by
Increase in net accounts receivable	-	(122,112)
Increase in inventory	-	(19,798)
Increase in deposits	(118)	-
Increase in deferred advertising	-	(35,762)
Decrease in accounts payable	(54,948)	-

Net Cash Flows Used in Operating Activities	$(376,734)	$(424,782)

Non cash transactions
100,000 shares of common stock were issued to a new employee as a signing bonus December 31, 2006		$44,800

Read accompanying notes and accountant's report.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 1 - Summary of significant accounting policies:

Nature of operations:
Liberator Medical Supply, Inc. (Liberator) was incorporated in the State of Florida in July 1999. Liberator is a provider of direct-to-consumer durable medical supplies primarily to seniors. On December 7, 2004, the company changed its tax status from a Subchapter S corporation, where its profits, losses and other tax items flow through to the stockholders, to a C corporation. About seventy-five percent of the Company’s revenue is derived from four product lines: Diabetes, Urological, Ostomy, and Mastectomy. Liberator provides a simple and reliable way for patients to obtain their supplies. Liberator’s employees communicate directly with patients and their physicians regarding patients’ prescriptions and supply requirements on a regular basis and the Company bills Medicare and third-party insurers on behalf of the patients. Liberator markets its products directly to consumers primarily through targeted media, direct-response television advertising and direct-response print advertising to patients throughout the United States. Our patient service representatives are specifically trained to communicate with patients, in particular seniors, helping them to follow their doctors’ orders and manage their chronic diseases. Our operating platforms enable us to efficiently collect and process required documents from physicians and patients and bill and collect amounts due from Medicare, other third party payers and directly from patients.

Basis of Accounting and Use of Estimates
The Company’s policy is to prepare its financial statements in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting which records items under historical costs and sometimes requires the use of estimates and assumptions. The accrual basis of accounting records revenue in the period in which earned rather than when received and records expenses in the period in which incurred rather than when paid. The estimates and assumptions used could affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
For purposes of reporting cash flows, cash equivalents include money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.

Accounts Receivable
The Company carries its trade accounts receivable at cost less an allowance for doubtful accounts. Management closely monitors outstanding accounts receivable and charges the allowance account for any balances that are determined to be uncollectable. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections and current credit conditions.

The bad debts written off against the allowance for doubtful accounts and bad debt expense in the quarter ending March 31 2007 and 2006 respectively was $106,145 and $170,840.

Inventories
Inventories are stated at the lower of a modified cost basis or market determined by the first-in, first-out (FIFO) method. As new items are purchased for inventory, the cost basis of any identical item from previous purchases that remain inventoried, are increased to the cost basis of the newly acquired item. Generally these inventory items have a low cost basis. The larger items of value in inventory having serial numbers are valued based on specific identification. These items would include wheel chairs, motorized scooters, bed lifts, etc.

Advertising Costs
Advertising costs are amortized over the estimated life those expenses provide to the Company. In the first year, 53% of the initial expense is amortized over twelve months on a straight-line basis. In the second, third and fourth years, 25%, 14% and the final 8%, respectively, are also amortized over twelve months on a straight-line basis. $14,454 of advertising costs were charged to deferred advertising in the quarter ending March 31, 2007 and $65,041 in quarter ending March 31, 2006. In quarters ending March 31 2007 and 2006, $38,277 and $29,279 of the deferred advertising costs were amortized and charged to expense.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 1 - Summary of significant accounting policies, continued

Amortization
The cost of the Companies website, computer software and training guides are being amortized over management’s estimate of their useful life of five years on a straight-line basis. Management reviews these intangible assets at least annually for impairment.

Property and Equipment
Property and equipment are recorded at cost and depreciated over the estimated useful life of the asset on straight-line basis from three to twelve years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments which extend the useful life of the associated asset are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

Shipping and Handling Costs
Shipping and handling costs are not charged to the patients per policy established by Medicare. Shipping and handling costs in quarters ending March 31 2007 and 2006 in the amount of $22,224 and $20,010 respectively are included in the cost of sales.

Revenue Recognition
The Company recognizes income from the sale of its medical products in two ways. The sale of medical supplies or equipment from its retail store is recognized when the sale takes place (Point of Sale, POS). Generally, no Medicare or third party (private insurance) assignment is accepted by the Company on these sales.

The other is an assignment: an “assignment” is the amount Medicare or a private provider will pay the Company for a particular medical supply or service. The Company will not record a sale of an “assignment” amount until all of the proper documentation such as prescriptions, Certificate of Medical Need, etc., are received from the patient or attending physician. When all documentation is received, the “assignment” amount is charged to sales and an accounts receivable account due from the provider. “Assignment” sales are usually recorded within five days of the order.

Concentration of Credit Risk from Cash Deposits in Excess of Insured Limits
The Company maintains cash balances at two financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At times the Company may exceed these limits.

NOTE 2 - Change of Tax Status

The Company changed its federal corporate income tax filing status on December 7, 2004 from a Subchapter S Corporation to a C Corporation. Net operating losses and other specifically identifiable tax items in an S Corporation flow through to and were used by the stockholders to reduce their personal taxable income.

Net operating losses in a C Corporation remain in the Corporation and are used to offset future years net operating income for federal and Florida corporate income tax purposes.

NOTE 3 - Deferred Compensation

The Company issued 100,000 shares of its common stock as a signing bonus to a new employee in December 2006. The common shares of the Company are not publicly traded. In accordance with a Private Placement Memorandum (PPM) dated May 15, 2006, shares of the Company’s common stock were to be sold for $1.60 a unit (a unit equals two shares). No common shares of the company were sold subsequent to approximately May 10, 2006. Management determined that applying a discount of 30% to the gross value of $80,000 for a lack of marketability and a 20% minority discount to the remaining value was appropriate. The deferred compensation will be taken as a period expense over the next twelve (12) months.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 4 - Property and Equipment

Property and equipment, at cost, as of March 31, 2007 and December 31, 2006 consists of the following:

	Mar. 31, 2007	Dec. 31, 2006

Leased equipment	$412,215	$387,238
Transportation equipment	94,510	94,510
Office furniture	53,009	53,009
Computer equipment	24,115	24,115
Telephone equipment	26,581	26,581
Rental equipment	18,329	18,329
Leasehold improvements	280,284	280,284
Signage	12,986	21,668

Total Property and Equipment	922,029	905,734
Accumulated Depreciation and Amortization	(326,932)	(305,932)

Net Property and Equipment	$595,097	$599,802

The depreciation expense and amortization of leasehold improvements expense included in the cost of sales for March 31, 2007 and 2006 are $21,000 and $5,122, and $15,000 and $1,365 respectively. The leasehold improvements in the amount of $250,800 to the Company's new corporate headquarters are being amortized over forty quarters on a straight line basis. Amortization expense of the new leasehold improvements was $15,682 in 2007.

Management reviews property and equipment at least annually for impairment.

NOTE 5 - Deposits

Deposits at March 31, 2007 and December 31, 2006 consist of the following:	Mar. 31, 2007	Dec. 31, 2006

Deposits on leased equipment	$8,587	$8,587
Building rent deposits	50,859	50,859
Utility deposits	5,723	5,605

Total Deposits	$65,169	$65,051

NOTE 6 - Intangible Assets

The following finite intangible assets acquired in 2007 and 2006 are being amortized over sixty months on a straight line basis consist of the following:	Mar. 31, 2007	Dec. 31, 2006

Web Site	$5,500	$5,500
Server Software	30,807	30,807
Training guides	3,125	3,125

Total	39,432	39,432
Accumulated Amortization	(14,970)	(9,849)

Net Intangible Assets	$24,462	$29,583

NOTE 7 - Short-term Convertible Debt

In order for the Company to fund operations until the Private Placement and Merger (see Note 13) are completed, the Board of Directors authorized the Company to borrow funds in the form of bridge loans.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 7 - Short-term Convertible Debt, continued

At March 31, 2007, the Company has borrowed a total of $1,162,363 from investors in the form of short-term bridge loans. Interest at 10% per annum, compounded annually, accrues from the loan closing dates. Upon closing of the merger, all amounts outstanding shall automatically be converted into shares of the public company at a conversion price of $.80 per share. Unless the loans are earlier accelerated pursuant to the terms noted above, interest shall be paid monthly beginning 30 days from the closing of the merger, and the balance thereon shall be due and payable in full on the earlier of (a) a date one year from the date of the loan closing date or (b) the closing date of the merger. In the event that the merger is not consummated within 180 days after the loan closing date, the lender shall extend the maturity date to 360 days after the loan closing date with interest-only payments due on a monthly basis in arrears on the first business day of the month with a balloon payment due upon the maturity date. The repayments of the loans are collateralized by a continuing security interest in all presently existing and acquired assets and property of the Company. On the closing date of the merger, the Company will issue warrants to the lenders, which are immediately convertible, on a one for one basis equal to the number of shares received upon conversion of the loan amount, to acquire shares of the public company at an exercise price $1 per share. $82,939 of accrued interest is included in the outstanding balance.

NOTE 8 - Short-term Notes Payable	Mar. 31, 2007	Dec. 31, 2006

A 30% note payable with interest payable six months from the loan closing date. Interest on the loan shall be paid in the Company's common stock. The total number of common shares that can be issued to pay interest is 43,000. The note matures six months from the loan closing date or approximately June 5, 2007. Accrued interest of $25,450 is included in the principal balance outstanding at March 31, 2007.	$275,450	$256,700

An 8% note payable with interest payable in six months from the loan closing date or approximately August 20, 2007. Accrued interest of $1,534 is included in the principal balance outstanding at March 31, 2007.	51,534	-

An 8% 180 day note payable dated August 26, 2004. Accrued and unpaid interest included in the balance at March 31, 2007 is $500. The note is non-collateralized and due on demand.	5,500	5,400

Six 8% note payables from stockholders of the Company. The loans are non-collateralized and due on demand. Accrued and unpaid interest included in the balance at March 31, 2007 is $2,934.	76,090	38,212

Total Short-Term Notes Payable	$408,574	$300,312

NOTE 9 - Long-Term Debt

Long-term debt at March 31, 2007 and December 31, 2006 consisted of the following:

INSTALLMENT NOTES PAYABLE	Mar. 31, 2007	Dec. 31, 2006
A 7% installment note collateralized by transportation equipment. The monthly payments of principal and interest are $707. The note matured in January 2007.	$-	$683

CAPITAL LEASES PAYABLE
Four capitalized leases with interest ranging from 24.8% to 28.4%. The combined monthly payments of principal and interest are $4,395. The amount of equipment and furniture capitalized with the leases was $10,495, $45,580, $38,360 and $24,977. Two installment leases mature in August 2010, the third lease matures July 2011 and the fourth lease matures January 2009.	109,906	89,015

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 9 - Long-Term Debt, continued

STOCKHOLDER NOTES PAYABLE	Mar. 31, 2007	Dec. 31, 2006
The stockholder loans payable at March 31, 2007 and 2006 consisted of various 8% notes payable to the principal stockholder of the Company. The principal stockholder of the Company has committed not to call any of his notes payable in the near future. The notes payable are non-collateralized and due on demand. Included in the balance at March 31, 2007 and 2006 is accrued interest of $67,840 and $67,523.	1,732,489	1,716,164

Total long-term debt	1,842,395	1,805,862

Less current portion	13,213	13,896

Net long-term debt	$1,829,182	$1,791,966

The following is a schedule of the payout of the capitalized leases for the following five years:

2007	$18,926
2008	32,416
2009	25,514
2010	24,450
2011	8,599
TOTAL	$109,905

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 10 - Income Taxes

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company’s tax net operating loss carry forward as of December 31, 2006 totals approximately $3,100,000. These carry forwards, which will be available to offset future taxable income, expire beginning in December 31, 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes (FASB 109). Under FASB 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

NOTE 11 - Diluted Loss Per Common Share

The computation of diluted loss per share for the three month period ended March 31, 2007 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an antidilutive effect on loss per share. In accordance with generally accepted accounting principles, diluted loss per share is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items. There are seven million four hundred twenty-five thousand three hundred twenty-six (7,425,326) potentially dilutive shares outstanding at March 31, 2007. See Notes 7, 8 and 16.

NOTE 12 - Deferred Tax Asset

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets is as follows:

March 31, 2007

Loss carry forward for tax purposes	$3,600,000

Deferred tax asset (35%)	$1,260,000
Valuation allowance	(1,260,000)

Net deferred tax asset	$-0-

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company’s net operating loss carry forward as of March 31, 2007 was approximately $3,600,000. These carry forwards, which will be available to offset future taxable income, will expire through the year 2024. The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward had been fully reserved.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 13 - Agreement and Plan of Merger

The Company has a signed AGREEMENT AND PLAN OF MERGER dated May 30, 2007. The parties to the merger will consist of the “Parent” corporation, incorporated in the state of Nevada, and its wholly owned subsidiary, “Merger Sub,” incorporated in the state of Florida and Liberator Medical Supply, Inc., the “Company.” At the effective date of the merger, the Merger Sub will merge into Liberator Medical Supply, Inc.and this company will be the sole surviving wholly owned subsidiary of Parent and will continue to be called Liberator Medical Supply, Inc. Parent will change its name to Liberator Medical Holdings, Inc. The directors and officers of the Company will be the directors and officers of the Parent. Outstanding shares of common stock of the Company at the date of the merger will be converted, one for one, to an equal number of shares of the Parent. The Parent will assume the Company’s Stock Plan and each outstanding option to purchase shares of the Company Common Stock, whether or not vested or exercisable, shall be assumed by the Parent and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions were applicable under such assumed option, one share of the Parent Common Stock.

The shares of the Parent common stock issued to shareholders of the Company as preferred merger consideration and common merger consideration will be restricted securities within the meaning of Securities and Exchange Commission Rule 144. The authorized capital stock of the Liberator Medical Supply will consist of one hundred million shares of Common Stock, no par value of which one share will be validly issued and outstanding and the Parent will be the sole shareholder of the Company.

The post-merger capitalization of the Parent will consist of two hundred million (200,000,000) shares of $.001 par value stock. Thirty million five hundred eighty-two thousand three hundred sixty-two (30,582,362) will be issued and outstanding, and of those issued and outstanding, twenty-seven million six hundred twenty-six thousand eight hundred sixty-three (27,626,863) shares will be issued and outstanding to the existing holders of the Company’s common stock, warrants, options and convertible debt at the effective time.

At the effective date of the merger, each debenture, warrant, option and other Stock Purchase Rights with respect to shares of Company Common Stock granted and unexercised immediately prior to the date of merger, vested or unvested, shall be converted into a like right to purchase the same number of shares of Parent common stock on the same terms and conditions as such stock purchase rights.

The Parent company is a reporting shell company and represents that at the time of closing it will have no assets or liabilities other than those that are reflected in its audited financial statements.

An unaudited consolidated balance sheet at March 31, 2007 and a consolidated statement of operations for the six months ended March 31, 2007 for Cardiff Communications, Inc. is as follows:

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 13 - Agreement and Plan of Merger, continued

Balance Sheet

Current Assets
Cash and FCC licenses	$3,814

Current Liabilities
Accounts and Interest Payable	$77,452
Note Payable	206,464
Total Liabilities	283,916

Stockholders' Deficit
Common Stock, $.001 par value,
200 million shares authorized,
10,239,499 shares issued and
outstanding	10,240
Paid in Capital	(34,970)
Retained Deficit	(255,372)
Total Stockholders' Deficit	(280,102)

Total Liabilities and Stockholders'
Deficit	$3,814

Statement of Operations

General and Administrative	$2,349
Interest	3,176
Net Loss	$5,525

Weighted Average Shares
Outstanding	10,239,499

NOTE 14 - Leases Obligations

The Company is currently obligated to two operating leases for facilities relating to the operation of its business.

The Company is obligated to a thirty-six month lease for its retail show room and storage facility through January 31, 2009 with an option to renew for an additional three years. Monthly rent is $7,571 plus sales tax. The lease is subject to a 4% annual increase.

The Company is also obligated to a seventy-five month lease for its new corporate offices and warehouse facility. The rent for the first three months is free. The monthly rent for the next 12 months is $17,110. The rent thereafter will increase 5% annually.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 14 - Leases Obligations, continued

The following is a schedule of lease payments the Company is obligated to for the following five years and thereafter:

2007	$242,975
2008	339,178
2009	251,768
2010	254,800
2011	67,530
Thereafter	160,510

$1,516,761

NOTE 15 - Going Concern

Although Liberator Medical Supply, Inc. has not achieved profitability in any of its years of operation, we believe that significant progress has been made in preparing the Company to achieve profitability and a high percentage of revenue growth. Our infrastructure is in place to take us to a revenue stream that will allow us to be profitable and beyond. The current portion of long-term debt consists of primarily Shareholder debt ($1,664,669) which the founder and majority shareholder, Mark Libratore, does not plan on calling the notes due if that would cause the Company to not meet current liabilities or jeopardize the Company as a going concern. The Company has been successful in raising additional capital to fund the current losses. In addition to funding the losses, the Company has been able to increase revenues through increased advertising which should result in increasing revenues to the point of profitability for the Company.

NOTE 16 - Warrants and Options

Warrants
The Company issued warrants to the stockholders who acquired common stock in 2004 and 2005. The warrants allowed the purchasers of common stock to acquire an equal number of common shares at half of the price the purchasers of common stock paid for their common stock. 33,333 warrants outstanding at December 31, 2006 expire in August, 2007. A summary of warrants issued, exercised and expired is as follows:

Balance at January 1, 2005	365,667

Issued in 2005	477,666

Exercised	(300,667)

Expired	(65,000)

Balance at December 31, 2005	477,666

Issued in 2006	-

Exercised	(257,666)

Expired	(186,667)

Balance at March 31, 2007	33,333

The Company will issue approximately 1.1 million warrants to the holders of the short-term bridge loans when those debts are converted to equity on the date of merger, see Note 7. The warrants will be convertible to common voting stock at $1 per share and are exercisable for a period of three years after issuance.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 16 - Warrants and Options, continued

Each warrant will be callable by the Company at a price of $.001 per warrant if the common stock underlying the warrants has been registered for resale and the Company’s common stock has traded at or above $2 per share for thirty days.

Options
The Company has been funded from operating revenues, from loans made by the Company’s founder, principal shareholder and President, Mark Libratore, in the amount of $3,254,002. Of that amount, Mr. Libratore converted $1,589,353 into paid-in capital of the Company, and so there remain outstanding to him loans in the principal amount of $1,664,649 plus accrued interest. The terms of such loans were approved by the Company’s board of directors, of which Mr. Libratore is the sole member. In connection with Mr. Libratore’s conversion of $1,589,353 of debt to equity and under the terms of the Private Placement and Merger Agreement, see Note 13, Mr. Libratore is to receive 620,000 options in March 2007 and beginning on June 1, 2007, 356,455 options monthly until a total number of 4,541,009 options are received. The exercise price of the option is $.0001. All previous agreements between the Company and Mr. Libratore relating to the conversion of debt to equity are rescinded. There can be no assurance that the terms of such loans, including the terms of conversion of loans into Common Stock and the options granted by Mr. Libratore on conversion, are those that could have been obtained in a transaction among unrelated parties.

NOTE 17 - Subsequent Events

The Company instituted a 401(K) in early 2007. The Company at its sole discretion may contribute to each participant’s account a percentage of the participant’s effective deferral. The matching contribution, if any, will be determined at the end of the Plan year.

Employees with one year of service can elect to defer a minimum of 1% and the greater of a maximum of 90% of their annual wages or the maximum dollar amount allowed by law into the plan. The vesting schedule for the employees matching portion is based upon a graded vesting schedule.

NOTE 18 - Related Party Transactions

In 2005, a stockholder loaned the Company $20,000. The Company repaid two stockholders who had lent funds to the Company in the current and prior year a total of $13,000.

In 2004, the principal stockholder lent the Company a total of approximately $1,385,000, see Note 13, and a second stockholder lent the Company $20,000. The second stockholder was repaid $15,000 of the total funds he lent the Company to date.

The Company uses the services of Liberator Services, Inc. (Services), a for profit company, to process the payroll for Liberator Medical Supplies, Inc. Under this arrangement, the Company is able to reduce its workman’s compensation premiums. Services is owned by the majority stockholder and two other stockholders of the Company.

An immediate family member of the principal stockholder loaned the Company $6,000 in 2003, $10,000 in 2004 and $10,000 in 2005. The family member was repaid $16,000 in 2004 and $10,000 in 2005. No loans payable were outstanding to the immediate family member at the end of 2006 or 2005.

NOTE 19 - Recent Accounting Pronouncements

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 1, 2002. The adoption of SFAS No. 143 had no impact on the Company’s operating results or financial positions.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 19 - Recent Accounting Pronouncements, continued

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived asset. An impairment loss is recognized if the carrying amount of a long-lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group.

Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized. The Company adapted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company’s operating results or financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of the FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (SSFAS No. 145). SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 was adopted on June 1, 2003 and did not have a material effect on the Company’s financial position or results of operations.

The FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and is effective for financial instruments entered into after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The Company has adopted SFAS No. 150 and the adoption has had no impact on the Company’s operating results or financial position.

Statement of Financial Accounting Standards No. 151, Inventory Costs, is an amendment of ARB No. 43, Chapter 4 and is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. This statement amends ARB 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company adopted SFAS No. 151 for the year 2005. The adoption of SFAS No. 151 has no impact on the Company’s operating results or financial positions.

Statement of Financial Accounting Standards No. 152, Accounting for Real Estate Time-Sharing Transactions, is an amendment of FASB Statements No. 66 and 67 and has no impact on the Company’s financial position.

Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, was issued in December 2004. The guidance in APB No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has adopted SFAS No. 153. The adoption of SFAS No. 153 has no impact on the Company’s operating results or financial positions.

Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections, was issued in May 2005. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

Liberator Medical Supply, Inc.
Notes to Financial Statements

NOTE 19 - Recent Accounting Pronouncements, continued

When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate by a change in accounting principle. This Statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement also carries forward the guidance in Opinion 20 requiring justification of a change in accounting principle on the basis of preferability. The Company has adopted SFAS No. 154.

Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments, was issued in February 2006. This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principle-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Company has adopted SFAS No. 155 in the first quarter of 2006. The adoption of SFAS No. 155 has no impact on the Company’s operating results or financial position.

Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets, was issued in March 2006. This Statement requires an entity to recognize a servicing asset, a contract to service financial assets under which the estimated future revenues from contractually specified servicing fees, late charges, and other ancillary revenues are expected to more than adequately compensate the servicer for performing the servicing, or servicing liability, a contract to service financial assets under which the estimated future revenues from contractually specified servicing fees, late charges, and other ancillary revenues are not expected to adequately compensate the servicer for performing the servicing, each time it undertakes an obligation to service a financial asset by entering into a servicing contract. The Company adopted SFAS No. 156 in the first quarter of 2006. The adoption of SFAS No. 156 has no impact on the Company’s operating results or financial position.